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                                                                   EXHIBIT 10.15


                              INVESTMENT AGREEMENT

                  INVESTMENT AGREEMENT, dated as of January 8, 2002 (this "Agreement"), by and among Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Corporation"), ValueAct Capital Partners, L.P. a Delaware limited partnership, ValueAct Capital Partners II, L.P. a Delaware limited partnership and ValueAct Capital International, Ltd. a British Virgin Islands corporation (collectively, "ValueAct"), and, for the purposes of Article I,
Section 2.3 and Article V hereof only, The Martha Stewart Family Limited Partnership, L.P., a Connecticut limited partnership ("Stewart").

                                    RECITALS:

                  WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), Stewart has agreed to sell to ValueAct, and ValueAct has agreed to purchase from Stewart, an aggregate of 3,000,000 shares of Class A Stock (the "Stock Purchase");

                  WHEREAS, in connection with the consummation of the Stock Purchase, the parties hereto desire to enter into certain arrangements relating to ValueAct's ownership of the Class A Stock.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person, and that Person's spouse, estate, personal representative or lineal descendants or any trust for the benefit of such Person and/or such Person's spouse and/or such Person's lineal descendants or any entities controlled by such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "2002 Annual Meeting" shall have the meaning set forth in
Section 2.3 hereof.

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                  "Agreement" means this Investment Agreement, as amended,
modified, supplemented or restated in accordance with the terms hereof from time to time.

                  "Assign" and "Assignment" have the meanings set forth in
Section 2.1 hereof.

                  "Board" shall mean the Board of Directors of the Corporation.

                  "Class A Stock" shall mean Class A Common Stock, par value $0.01 per share, of the Corporation.

                  "Class B Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Corporation.

                  "Corporation" shall have the meaning set forth in the preamble hereto.

                  "Delaware Act" shall mean the Delaware General Corporation Law, as amended.

                  "Directors" shall mean those individuals elected as members of the Board.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                  "Registration Request" shall have the meaning set forth in
Section 3.1 hereof.

                  "Stewart" shall have the meaning set forth in the preamble hereto.

                  "Stockholders Agreement " means the Stockholders Agreement, dated as of October 19, 1999, by and among the Corporation and certain of its stockholders.

                  "Stock Purchase" shall have the meaning set forth in the recitals hereof.

                  "Ubben" shall have the meaning set forth in Section 2.3 hereof.

                  "ValueAct" shall have the meaning set forth in the preamble hereto.

                  Section 1.2. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                         COVENANTS AND ACKNOWLEDGEMENTS

                  Section 2.1. Investment Intent. ValueAct represents and warrants to the Corporation that it is acquiring the Class A Stock in the Stock Purchase for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof.

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                  Section 2.2. Transfers and Assignments. Prior to the first anniversary hereof, ValueAct shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber ("Assign," and such act, an "Assignment") all or any part of the shares of Class A Stock owned by ValueAct; provided, however, that following the six-month anniversary hereof, ValueAct may distribute up to 50% of the shares acquired in the Stock Purchase to limited partners or other fund participants in the relevant ValueAct fund. The foregoing restriction shall not apply to any Assignment approved by the Board. ValueAct acknowledges that the Stock Purchase has not been registered under the 1933 Act, and that the Class A Stock acquired in the Stock Purchase may not be offered or Assigned except pursuant to an effective registration statement under the 1933 Act or an applicable exemption therefrom.

                  Section 2.3. Board of Directors. Effective as of the date hereof, Jeffrey Ubben ("Ubben") has been appointed by the Board to the Board as a Director to fill an existing vacancy thereon, to serve until the 2002 annual meeting of the stockholders of the Corporation (the "2002 Annual Meeting"), unless earlier removed for cause (as such term is used in Section 141(k) of the Delaware General Corporation Law). The Corporation and Stewart agree that, subject to the Board's fiduciary duties under applicable law (after consultation in good faith with outside legal counsel) and unless earlier removed from the Board in accordance with the preceding sentence, Ubben shall be included in the slate of nominees recommended for election to the Board as Directors at the 2002 Annual Meeting by the Board. Stewart agrees to vote all of shares of Class A Common Stock and Class B Common Stock beneficially held by it in favor of Ubben's election to the Board as a Director at the 2002 Annual Meeting if Ubben is nominated therefor in accordance with the preceding sentence, and agrees that, if Stewart should seek to transfer shares of Class A Common Stock or Class B Common Stock such that, following such transfer, Stewart would have less than a majority of the outstanding voting power of the Corporation, Stewart shall require the transferees thereof to be bound by this sentence.

                                   ARTICLE III

                               REGISTRATION RIGHTS

                  Section 3.1.     Form S-3 Registration.

         (a) If Form S-3, or any successor form thereto, is available for such offering, ValueAct may request in writing that the Corporation effect a registration on Form S-3 and any related qualification or compliance (a "Registration Request"), and the Corporation shall use its best efforts to effect, as soon as practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all Class A Stock specified in such Registration Request and to maintain the registration on Form S-3 for 180 days following the effectiveness thereof; provided, that such 180-day period may be suspended if, in the good faith judgment of the Board, a corporate event requires such suspension, the Corporation shall use its best efforts to reinstate the effectiveness thereof for the remaining number of days. The Corporation shall not be obligated to effect more than three registrations on Form S-3 for ValueAct pursuant to this
Section 3.1(a), or be obligated to effect more than one registration on Form S-3 during any six-month period; provided, however, that in no event shall the Corporation be obligated to effect a registration statement under this Section 3.1(a) within 120 days of the end of the effective period of any prior registration statement effected by the Corporation pursuant to a Registration Request. The anticipated net offering price of the shares of Class A Stock specified in the Registration Request shall be at least $10,000,000. Any registration

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statement filed pursuant to this Section 3.1(a) may include other shares of
Class A Stock that the Corporation is required to include in such registration statement by virtue of the Stockholders Agreement; provided, that in no event shall the number of shares of Class A Stock to be registered pursuant to the Registration Request be reduced in order to comply with any provision of the Stockholders Agreement

         (b) The Corporation shall not be obligated to effect the filing of a registration statement pursuant to Section 3.1(a) hereof (i) if the Corporation has furnished to ValueAct, within 30 days after receipt of a Registration Request an opinion of counsel (in form and substance reasonably satisfactory to ValueAct) to the Corporation to the effect that ValueAct may effect the sale and distribution of shares of Class A Stock held by ValueAct included in the Registration Request in accordance with its intended method of distribution without the registration of such securities under the 1933 Act; or
(ii) if the Corporation has furnished to ValueAct within 30 days after receipt of a Registration Request a certificate signed by an executive officer of the Corporation stating that, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development or a special audit of the Corporation, in which event the Corporation shall have the right to defer the obligations contained in this Section 3.1 for a period of not more than 165 days (including the time period used for filing the applicable registration statement) after receipt of the Registration Request, and provided that the Corporation has not, in any twelve-month period, utilized the right in this clause (ii) more than once.

                  Section 3.2.     Corporation Registration.

         (a) If the Corporation proposes to register any of its capital stock or other equity securities (including any securities convertible into or exchangeable for equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Corporation Class A Stock plan, or a registration on Form
S-4 or any successor form), the Corporation shall, at such time, promptly give ValueAct written notice of such registration. Upon the written request of ValueAct given within 20 days after the receipt of such notice by the Corporation, the Corporation shall, subject to the provisions of Section 3.2(b), use commercially reasonable efforts to cause a registration statement covering all of the shares of Class A Stock that ValueAct has requested to be registered to become effective under the 1933 Act. The Corporation shall have no obligation under this Section 3.2 to make any offering of its securities or to complete any offering of its securities that it proposes to make, and shall incur no liability to ValueAct for its failure to do so.

                  (b) In connection with any offering involving an underwriting of securities being issued by the Corporation, the Corporation shall not be required under this Section 3.2 to include any of the securities of the Corporation owned by ValueAct in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity, if any, as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the managing underwriter for the offering shall advise the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise ValueAct, and the number of shares that may be included in the underwriting shall be allocated in priority as follows: (i) all shares of Class A Stock proposed to be underwritten on behalf of the Corporation, and then (ii) all shares of Class A Stock required to be registered on behalf of other

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stockholders of the Corporation pursuant to the Stockholders Agreement, and then
(iii) all shares of Class A Stock proposed to be underwritten on behalf of ValueAct.

                  Section 3.3. Expenses of Registration. The Corporation shall bear and pay all expenses other than underwriting fees, discounts and commissions relating to shares of Class A Stock incurred in connection with each registration, filing or qualification pursuant to this Article III, including (without limitation) all registration, blue sky, securities exchange or listing fees (including NYSE, NASD and similar fees), filing and qualification fees, printing and accounting fees (including for audits and comfort letters), fees and disbursements of counsel for the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun at the request of ValueAct if the registration request is subsequently withdrawn at any time at the request of ValueAct, in which case ValueAct shall bear such expenses (including all out-of-pocket expenses and fees incurred by the Corporation), unless ValueAct agrees to forfeit one Form S-3 registration. If ValueAct withdraws a registration request after the filing of the applicable registration statement, ValueAct, shall reimburse all such expenses and fees and shall also forfeit such applicable registration right, provided, however, that if such withdrawal is due primarily to (i) the Corporation's failure to comply in all material respects with its obligations under Sections 3.1 through 3.5, or (ii) the failure of the Corporation at a reasonable time, in light of the circumstances, prior to the filing of such registration statement to advise ValueAct, of its knowledge of the existence of an event relating to the Corporation that would reasonably be expected to have a material effect on the business, financial condition or market valuation of the Corporation, such registration right shall not be forfeited. Underwriting discounts and commissions relating to the shares of Class A Stock included in a registration pursuant Section 3.2 shall be borne and paid ratably by ValueAct in proportion to its participation in such registration.

                  Section 3.4. Furnishing of Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Article III that ValueAct shall have furnished to the Corporation such information as the Corporation shall request regarding ValueAct, the shares of Class A Stock held by ValueAct, and the intended method of disposition of such shares of Class A Stock as shall be required to effect the requested registration, and that ValueAct shall have provided the Corporation with such representations and warranties, covenants and opinions as are customary for a selling Class A Stockholder in connection with the registration of a selling Class A Stockholder's securities. The Corporation shall provide ValueAct with copies of all correspondence with the Securities and Exchange Commission related to any registration statement filed pursuant to this
Article III and in which ValueAct is participating on a reasonably prompt basis.

                  Section 3.5. Indemnification. In the event that any Class A Stock of ValueAct is included in a registration statement under this Article III, ValueAct and the Corporation shall agree to customary indemnification provisions (which may include indemnification of any underwriter of such registration) in connection therewith relating to compliance with the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.

                  Section 3.6. Additional Registration Rights. In the event that the Corporation shall grant to any stockholder of the Corporation registration rights (other than those contained in


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the Stockholders' Agreement), the Corporation shall provide written notice of such grant to ValueAct.


                                   ARTICLE IV

                                   ARBITRATION

                  Section 4.1. Dispute Resolution. To the fullest extent permitted by the Delaware Act and other applicable law, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance and to the extent permitted by the Uniform Arbitration Act (10 Del. C. Section 5701, et seq.) and, to the extent not inconsistent therewith, the then-prevailing Rules for Non-Administered Arbitration of Business Disputes of the CPR Center for Dispute Resolution. Each party to the arbitration shall select one (1) arbitrator. The arbitrators' ruling shall be binding and conclusive upon the parties hereto to the fullest extent permitted by law. Any arbitration shall occur in Wilmington, Delaware, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrators shall be governed by and shall apply the substantive law of the State of Delaware in making their award. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and legal counsel.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, or mailed by registered or certified mail, as follows:

                  (a) if given to the Corporation, at the following address:

                           Martha Stewart Living Omnimedia, Inc.
                           20 West 43rd Street
                           New York, New York 10036
                           Attention: General Counsel


                           with a copy to:


                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention:  Andrew J. Nussbaum, Esq.


                  (b) if given to Stewart or ValueAct, at the address on file with the Corporation, or at such other address as Stewart or ValueAct may hereafter designate by written notice to the Corporation.

All such notices shall be deemed to have been given when received.

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                  Section 5.2. Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by each party hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party there- after to enforce each and every provision of this Agreement in accordance with its terms.

                  Section 5.3. Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                  Section 5.4. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  Section 5.5. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  Section 5.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

                  Section 5.7. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

                  Section 5.8. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument

                  Section 5.10. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and, except as otherwise provided herein, supersedes all prior agreements and understandings pertaining thereto.

                  Section 5.11. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

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                  Section 5.12. Term. Except as otherwise provided herein, the registration rights provided for in this Agreement shall terminate at such time as ValueAct is able to sell all of its shares of Class A Stock beneficially owned by it in one transaction pursuant to Rule 144 under the 1933 Act.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above stated.

                                        MARTHA STEWART LIVING OMNIMEDIA, INC.

                                        By: /s/ Greg Blatt
                                        Name: Greg Blatt
                                        Title: Executive Vice President &
                                               General Counsel

                                        VALUEACT CAPITAL PARTNERS, L.P.

                                        By: /s/ Jeffrey W. Ubben
                                        Name: Jeffrey W. Ubben
                                        Title: Managing Partner

                                        VALUEACT CAPITAL PARTNERS II, L.P.

                                        By: /s/ Jeffrey W. Ubben
                                        Name: Jeffrey W. Ubben
                                        Title: Managing Partner

                                        VALUEACT CAPITAL INTERNATIONAL, LTD.

                                        By: /s/ Jeffrey W. Ubben
                                        Name: Jeffrey W. Ubben
                                        Title: Managing Partner

                                        For purposes of Article I, Section 2.3
                                        and Article V hereof only.

                                        THE MARTHA STEWART FAMILY LIMITED
                                        PARTNERSHIP, L.P.

                                        By: /s/ Martha Stewart
                                        Name: Martha Stewart
                                        Title: General Partner


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